As filed with the Securities and Exchange Commission on February 19, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VERTIV HOLDINGS CO

(Exact name of registrant as specified in its charter)

Delaware	81-2376902
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

505 N. Cleveland Ave.,

Westerville, Ohio 43082

(614) 888-0246

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephanie L. Gill

Chief Legal Counsel and Corporate Secretary

Vertiv Holdings Co

505 N Cleveland Ave.,

Westerville, Ohio 43082

(614) 888-0246

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

John R. Ablan

Willkie Farr & Gallagher LLP

300 North LaSalle Drive

Chicago, IL 60654

(312) 728-9000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

Vertiv Holdings Co

Debt Securities

This prospectus describes some of the general terms that may apply to debt securities that we may issue and sell from time to time. We may sell these debt securities on a continuous or delayed basis, in one or more offerings, in amounts, at prices and on terms to be determined at the time of the applicable offering.

We will provide specific terms of each issuance of debt securities in one or more supplements to this prospectus. This prospectus may not be used to sell debt securities unless accompanied by a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

We have not yet determined whether any of the debt securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek listing of these debt securities, a prospectus supplement relating to such securities will identify the exchange or market.

The debt securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our debt securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in the applicable prospectus supplement or other offering materials for each such applicable offering.

Investing in our securities involves risk. See “Risk Factors” included on page 6 of this prospectus and in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus or any accompanying prospectus supplement before investing in our securities registered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 19, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) utilizing a shelf registration process, as we are a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf process, we may, from time to time, offer and sell the debt securities described in this prospectus in one or more offerings. You should read this prospectus along with any accompanying prospectus supplement and the documents incorporated herein and therein carefully before you invest. These documents contain important information you should consider when making your investment decision. This prospectus contains information about the debt securities we may offer generally. Each time we offer or sell debt securities, we will provide a prospectus supplement that will contain information about the specific debt securities being offered. The prospectus supplement may also add, update or change information in this prospectus or in any of the documents that we have incorporated by reference into this prospectus. You should assume that the information provided in this prospectus, any prospectus supplement, or any free writing prospectus, and the information provided in the documents incorporated by reference herein and therein, are accurate only as of the date of the applicable document. Neither the delivery of this prospectus or any prospectus supplement, nor any offer or sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since such date, or that the information contained or incorporated by reference into this prospectus, any prospectus supplement or any free writing prospectus is correct as of any time subsequent to the date of such document.

You should not consider any information in this prospectus, any prospectus supplement or any of the documents incorporated by reference herein or therein to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of any debt securities.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in a prospectus supplement, on the other hand, the information contained in the prospectus supplement shall control. If any statement in this prospectus conflicts with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

You should read this entire prospectus and any accompanying prospectus supplement or issuer free writing prospectus, as well as the documents incorporated by reference in this prospectus and the accompanying prospectus supplement, before making an investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

When used in this prospectus, unless otherwise specified or the context otherwise requires, the terms “Vertiv,” the “Company,” “we,” “us” or “our” refer to Vertiv Holdings Co, a Delaware corporation, and its consolidated subsidiaries.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is a part of this prospectus, and information that we file later with the SEC that is incorporated by reference in this prospectus will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2025; and

•

the information specifically incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December  31, 2024 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 25, 2025.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s web site at the address described above. Documents incorporated by reference are also available from us without charge excluding any exhibits to those documents. You can request those documents at no cost by visiting our website at http://www.vertiv.com, or by making an oral or written request to our Investor Relations Department at:

Vertiv Holdings Co

Attention: Investor Relations

505 N. Cleveland Ave.

Westerville, OH 43082

Telephone: (614) 888-0246

We have not incorporated by reference into this prospectus the information included on, or linked from, our website, and you should not consider it to be a part of this prospectus.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and as such are not historical facts. Such statements may include, without limitation, those regarding our future financial performance or position, capital structure, indebtedness, business performance, strategy and plans, and expectations and objectives of our management for future operations and financial performance. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of results or performance. We caution that such forward-looking statements are subject to numerous assumptions, risks and uncertainties, which may change over time. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus or in the documents incorporated by reference, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When we discuss our strategies or plans, we are making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, our management at the time of such statements.

The forward-looking statements contained in this prospectus, including the documents incorporated by reference herein, are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. Forward-looking statements included in this prospectus, including the documents incorporated by reference herein, speak only as of the date of this prospectus or such incorporated document, as the case may be, or any earlier date specified for such statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this “Cautionary Statement Concerning Forward-Looking Statements.”

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions, which may change over time, and that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We have previously disclosed risk factors in our SEC reports, including those set forth in our annual report on Form 10-K for the most recent fiscal year ended, and possibly in subsequent quarterly reports on Form 10-Q. These risk factors and those identified elsewhere in this prospectus supplement and in any prospectus supplement we may file, among others, could cause actual results to differ materially from historical performance and include, but are not limited to: risks relating to the continued growth of our customers’ markets; long sales cycles for certain of our products and solutions as well as unpredictable placing or cancelling of customer orders; failure to realize sales expected from our backlog of orders and contracts, disruption of or consolidation in our customer’s markets or categorical shifts in customer technology spending; less leverage with large customer contract terms; failure to mitigate risks associated with long-term fixed price contracts; competition in the industry in which we operate; failure to obtain performance and other guarantees from financial institutions; risks associated with governmental contracts; failure to properly manage production cost changes and supply chain, failure to anticipate market change and competition in the infrastructure technologies; risks associated with information technology disruption or cyber-security incidents; risks associated with the implementation and enhancement of information systems; failure to realize the expected benefit from any rationalization, restructuring and improvement efforts; disruption of, or changes in, our independent sales representatives, distributors and original equipment manufacturers; increase of variability in our effective tax rate costs or liabilities associated with product liability due to global operations subjecting us to income and other taxes in the United States and numerous foreign entities; costs or liabilities associated with product liability and damage to our reputation and brands; the global scope of our operations, especially in emerging markets; failure to benefit from future significant corporate transactions; risks associated with Vertiv’s sales and operations and expanding global production facilities; risks associated with future legislation and regulation of our customers’ markets; our ability to comply with various laws and regulations including but not limited to, laws and regulations relating to data protection and data privacy; failure to properly address legal compliance issues, particularly those related to imports/exports, anti-corruption laws, and foreign operations; risks associated with foreign trade policy, including tariffs and global trade conflict; risks associated with litigation or claims against us, including the risk of adverse outcomes to any legal claims and proceedings; our ability to protect or enforce our proprietary rights on which our business depends; third party intellectual property infringement claims; liabilities associated with environmental, health and safety matters; failure to achieve environmental, social and governance goals; failure to realize the value of goodwill and intangible assets; exposure to fluctuations in foreign currency exchange rates; failure to remediate material weaknesses in our internal controls over financial reporting; our level of indebtedness and our ability to comply with the covenants and restrictions contained in our credit agreements; our ability to access funding through capital markets; resales of our securities may cause volatility in the market price of our securities; our organizational documents contain provisions that may discourage unsolicited takeover proposals; our certificate of incorporation includes a forum selection clause, which could discourage or limit stockholders’ ability to make a claim against us; the ability of our subsidiaries to pay dividends; factors relating to our business, operations and financial performance of Vertiv and its subsidiaries, including: global economic weakness and uncertainty; our ability to attract, train and retain key members of our leadership team and other qualified personnel; the adequacy of our insurance coverage; fluctuations in interest rates materially affecting our financial results and increasing the risk our counterparties default in our interest rate hedges; our incurrence of significant costs and devotion of substantial management time as a result of operating as a public company; and other risks and uncertainties indicated in our SEC reports or documents filed or to be filed with the SEC by us and incorporated by reference into this prospectus supplement.

VERTIV HOLDINGS CO

Vertiv is a global leader in critical digital infrastructure for applications in data centers, communication networks, and commercial and industrial environments. As businesses, industries, and communities become more connected, we pioneer and deliver end-to-end power and cooling technologies to help our customers stay resilient, optimized, and future-ready. With our industry-leading innovative technologies and global services network, we are fueling the revolution of the digital world — keeping technology ecosystems running efficiently and without interruption. We believe that Vertiv is supercharging data’s potential; accelerating the pace of technology, raising the bar for accelerated compute and redefining the limits of densification. The world depends on data we power and cool™.

Vertiv has the most complete portfolio of critical digital infrastructure offerings. We design, manufacture, sell, install, maintain, and service critical digital infrastructure technologies and rapidly deployable customized solutions to meet the specific business requirements and needs of a diverse group of customers. Vertiv leads with first-to-market designs engineered for next-gen rack-scale artificial intelligence compute — enabling transformation and scale to stay multiple compute generations ahead. Our global footprint comprises engineering, manufacturing, operations, sales and service locations in more than 40 countries across the Americas, Asia Pacific and Europe, Middle East & Africa. We provide the hardware, software and services to facilitate an increasingly interconnected marketplace of digital systems, where large amounts of indispensable data need to be transmitted, analyzed, processed and stored. Whether this growing quantity of data is managed centrally in hyperscale/cloud locations, distributed at the edge of the network, processed in an enterprise location or managed via a hybrid platform, the underpinnings and operations of all those locations rely on our critical digital infrastructure and services.

Our principal executive offices are located at 505 N. Cleveland Ave., Westerville, Ohio 43082, and our telephone number is (614) 888-0246. Our Internet website address is www.vertiv.com. The information contained on our website is not a part of, or incorporated by reference into, this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investing in our debt securities involves risk. Before making an investment decision to buy debt securities offered pursuant to this prospectus and any applicable prospectus supplement, in addition to the risks and uncertainties discussed in this prospectus under the caption “Cautionary Statement Concerning Forward-Looking Statements,” you should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, which are incorporated by reference in this prospectus or deemed to be incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference” below.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of any debt securities offered by this prospectus will be used for general corporate purposes. General corporate purposes may include, without limitation: working capital, acquisitions of or investments in other businesses, capital expenditures, repayment, redemption, repurchase or other refinancing of outstanding debt, repurchases of shares of our common stock or advances to or investments in our subsidiaries. Pending any specific application described in the applicable prospectus supplement, net proceeds may be initially invested in short-term interest-bearing accounts, securities or similar investments.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue from time to time in the form of one or more series of debt securities. We may offer secured or unsecured debt securities which may be senior or subordinated and which may be convertible. The applicable prospectus supplement and/or other offering materials will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. To the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of such prospectus supplement or other offering materials will supersede the information in this prospectus. When used in this description of debt securities, unless otherwise specified or the context otherwise requires, the terms “Vertiv,” the “Company,” “we,” “us” or “our” refer solely to Vertiv Holdings Co, a Delaware corporation, and not to any of its subsidiaries.

The debt securities will be issued under one or more indentures to be entered into between us and one or more trustees at a later date, including debt securities that we may issue under one or more separate indentures to be entered into at a later date between us and U.S. Bank Trust Company, National Association, as trustee. References herein to the “indenture” and the “trustee” refer to the applicable indenture and the applicable trustee pursuant to which any particular series of debt securities is issued. The terms of any series of debt securities will be those specified in or pursuant to the applicable indenture and in the certificates evidencing that series of debt securities and those made part of the indenture by the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.” We may issue senior, subordinated and convertible debt securities under the same indenture.

The following summary of selected provisions of the indenture and the debt securities is not complete, and the summary of selected terms of a particular series of debt securities included in the applicable prospectus supplement also will not be complete. You should review the applicable form of indenture and the applicable form of certificate evidencing the debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the indenture or the form of certificate for the debt securities, see “Where You Can Find More Information” in this prospectus. The following summary and the summary in any applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the indenture and the certificates evidencing the debt securities (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture), which provisions, including defined terms, are incorporated by reference in this prospectus.

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company and will rank junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, and will be structurally junior to all existing and future indebtedness incurred by our subsidiaries. Any debt securities designated as senior will rank equally with any of our other senior and unsubordinated debt. Any debt securities designated as subordinated will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.

General

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•

whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;

•	the date or dates on which the principal amount of the debt securities will mature;

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if the debt securities bear interest, the rate or rates at which the debt securities bear interest, or the method for determining the interest rate, and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable, or the method for determining such dates, and the regular record dates for interest payments;

•

the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

•	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

•	any sinking fund or other provisions that would obligate us to redeem or purchase the debt securities;

•

if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than denominations of $2,000 and any $1,000 multiple in excess thereof;

•	whether the debt securities will be convertible and the terms of any conversion provisions;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•	if other than United States dollars, the currency in which the debt securities will be paid or denominated;

•

if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;

•	if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;

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if other than as set forth in an indenture, the events of default and covenants with respect to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

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if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

•	whether any of such debt securities are to be issuable upon the exercise of warrants;

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if there is more than one trustee or a trustee other than, the identity of the trustee and, if not the trustee, the identity of each security registrar, paying agent or authenticating agent with respect to such securities;

•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

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whether the debt securities will be secured by any collateral and, if so, the terms and conditions upon which such debt securities shall be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of the Company or any guarantor and may be released;

•	the name and location of the corporate trust office of the applicable trustee under the indenture for such series of notes;

•	if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;

•	the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•	whether and under what circumstances we will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;

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whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

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if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	whether the debt securities will provide for restrictions on the Company’s ability to declare dividends or require the Company to maintain any asset ratio or to create or maintain reserves;

•	any terms relating to the modification of the debt securities or the right of the debt security holders;

•	the forms of the debt securities; and

•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act.

This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless otherwise indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in any prospectus supplement with respect to a series of debt securities, the indenture will specify that we will be permitted to consolidate with or merge into any other entity or transfer or lease our assets substantially as an entirety to any person provided that:

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we are the surviving person or the successor person (if other than us) is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes our obligations on the debt securities under the indenture;

•

immediately after giving effect to the transaction no event of default (as defined below), and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

•	certain other conditions are met.

Upon compliance with the provisions above, the successor person (if other than us) will succeed to and be substituted for and may exercise every right and power of us under the indenture and outstanding debt securities with the same effect as if such successor person had been the original obligor under the indenture and outstanding debt securities, and thereafter (except in the case of a lease) we will be released from all obligations and covenants under the indenture and outstanding debt securities.

These restrictions will not apply to (1) a merger solely for the purpose of reincorporating or reorganizing in another jurisdiction, or (2) any consolidation, merger, sale, transfer, lease, conveyance or other disposition of assets between or among us and our subsidiaries.

We intend to disclose any additional restrictive covenants for any issuance of series of debt securities in the applicable prospectus supplement.

Events of Default

Unless specified in any prospectus supplement with respect to a series of debt securities, the term “event of default”, with respect to any series of debt securities, means:

•	default in payment of principal of or premium, if any, on any debt security of that series when due, whether at maturity, upon acceleration of maturity or redemption, or otherwise;

•	default for 30 days in payment of interest on the debt securities of that series;

•

default in the performance or breach of any covenant or warranty of ours in the indenture (other than a covenant or warranty for which the consequences of nonperformance or breach are addressed by another event of default), which default or breach continues uncured for a period of 90 days after there has been given to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of debt securities of such series, a written notice specifying such default and stating that such notice is a notice of default under the indenture;

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a default under any of our other indebtedness (including a default with respect to debt securities of any series other than that series), if (a) such default constitutes a failure to pay principal in excess of $500,000,000 at final maturity after any applicable grace period, or (b) such default has resulted in indebtedness in excess of $500,000,000 becoming or being declared due and payable prior to its stated maturity, and, in either case, such indebtedness has not been discharged, or such acceleration has not been rescinded or annulled, within 45 days after written notice has been given to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of debt securities of that series then outstanding, specifying such default and stating that such notice is a “notice of default” under the indenture;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default set forth in the applicable supplemental indenture, board resolution or officer’s certificate designating the terms of such series of debt securities.

The indenture will provide that, if any event of default with respect to a series of debt securities at the time outstanding, other than an event of default with respect to certain events of bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the then-outstanding debt securities of such series affected by the event of default, each affected series treated as a separate class, may declare the principal amount of all the debt securities of such series to be due and payable immediately. However, upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or premium, if any, or interest, if any, on the debt securities of that series and certain other specified defaults) may be waived by the holders of not less than a majority in principal amount of the debt securities of such series on behalf of the holders of all of the debt securities of that series. If an event of default arising from certain events of bankruptcy, insolvency or reorganization occurs, the principal of all debt securities of such series will become due and payable without further action or notice.

The indenture will provide that the trustee will, within 90 days after the occurrence of a default with respect to the debt securities of a series at the time outstanding, give to the holders of the outstanding debt securities of such series notice of such default if uncured or not waived. However, except in the case of default in the payment of principal of (or premium, if any) or interest on the debt securities of such series, the trustee may withhold such notice if the trustee in good faith determines that the withholding of such notice is in the interest of the holders of the outstanding debt securities of such series. Such notice shall not be given until at least 30 days after the occurrence of a default or breach with respect to outstanding debt securities of such series in the performance of a covenant or warranty in the indenture other than for the payment of the principal of or interest on the debt securities of a series. The term “default” with respect to debt securities of any series for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an event of default as described above.

The trustee will be entitled, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of the outstanding debt securities of a series before proceeding to exercise any right or power under the indenture at the request of the holders of such series of debt securities. The indenture will provide that the holders of a majority in principal amount of outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee, with respect to the debt securities of such series, provided that the trustee may decline to act if such direction is contrary to law or the indenture. The indenture will require the trustee to establish a record date for purposes of determining which holders of a series of debt securities are entitled to join in such direction.

No holder of debt securities of a series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default regarding the debt securities of such series;

•

holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series have made a written request to the trustee to institute the proceeding and the holder or holders of such series of debt securities have offered indemnity satisfactory to the trustee; and

•

the trustee has failed to institute the proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with that request, within 60 days after the notice, request and offer.

However, these limitations do not apply to a suit instituted by a holder of debt securities of a series to enforce payment of the principal of or any premium or interest on the debt securities of such series on or after the applicable due date specified in the debt securities of such series.

The indenture will contain a covenant that we will file annually with the trustee a written statement specifying whether, to the best knowledge of the signers, we are in default under the indenture. The trustee shall not be deemed to have knowledge or notice of the occurrence of any default or event of default, unless a responsible trust officer of the trustee shall have received written notice from us or a holder describing such default or event of default, and stating that such notice is a notice of default.

Defeasance

The indenture will provide that, upon satisfaction of the conditions specified in the indenture, we shall be deemed to have paid and discharged the entire indebtedness on all outstanding debt securities of a series and to have satisfied all of our other obligations under the debt securities of such series and the indenture insofar as it relates to the debt securities of such series, except that:

•

the rights of holders of the debt securities of such series to receive, solely from the funds described in clause (a) under “— Conditions to Legal Defeasance and Covenant Defeasance” below, payment of the principal of and premium and interest, if any, on the outstanding debt securities of such series when due;

•

a limited number of other provisions of the indenture, including provisions relating to transfers and exchanges of, and the maintenance of a registrar and paying agent for, the debt securities of such series and the replacement of stolen, lost or mutilated debt securities of such series; and

•	the rights, powers, trusts, duties and immunities of the trustee under the indenture, shall survive such discharge and satisfaction. We sometimes refer to this as “legal defeasance.”

Upon satisfaction of the conditions specified in the indenture, we will be released from our obligations under, and may omit to comply with, the covenants applicable to us under a series of debt securities, and the covenant described above under the heading “Consolidation, Merger and Sale of Assets” and the failure to comply with any such covenants shall not constitute a default or event of default with respect to debt securities of such series. We sometimes refer to this as “covenant defeasance.”

Conditions to Legal Defeasance and Covenant Defeasance. In order to effect legal defeasance or covenant defeasance of debt securities of a series, we must, among other things:

(a)

irrevocably deposit or cause to be deposited with the trustee (or another qualifying trustee) money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide, in the opinion of a nationally recognized independent registered public accounting firm, an amount sufficient to pay and discharge the principal of, and any premium and interest on, the outstanding debt securities of such series on the dates those payments are due (including any redemption date);

(b)

in the case of legal defeasance, deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such legal defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance had not occurred; and

(c)

in the case of covenant defeasance, deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

In the event we exercise our option to effect covenant defeasance with respect to debt securities of a series and the debt securities of such series are declared due and payable because of the occurrence of an event of default (including an event of default due to our failure to comply with any covenant that remains in effect following such covenant defeasance), the amount of money and/or U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on the on the dates those payments are due (including a redemption date), but may not be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from the event of default. However, we shall remain liable for those payments.

When we use the term “U.S. government obligations,” we mean:

•

securities which are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which in the case of (a) and (b) are not callable or redeemable at the option of the issuer thereof; and

•

depository receipts issued by a bank or trust company as custodian with respect to any such U.S. government obligations or a specific payment of interest on, or principal of or other amount payable with respect to, such U.S. government obligations held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. government obligation or the specific payment of interest on or principal of or other amount payable with respect to the U.S. government obligation evidenced by such depository receipt.

Satisfaction and Discharge

The indenture will provide that it will cease to be of any further effect with respect to a series of debt securities if:

•	all outstanding debt securities of such series (subject to certain exceptions) have been delivered to the trustee for cancellation; or

•

all outstanding debt securities of such series not previously delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, have been called for redemption or are to be called for redemption within one year, and we have irrevocably deposited or have caused to be deposited with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide an amount sufficient to pay and discharge the entire indebtedness of the outstanding debt securities of such series for principal of, and any premium and interest on the outstanding debt securities of such series to the date of such deposit (in the case of debt securities of such series which have become due and payable) or to the stated maturity date or redemption date of the debt securities of such series, as the case may be, and, in either case, we also pay or cause to be paid all other sums payable under the indenture by us with respect to the debt securities of such series and satisfy certain other conditions specified in the indenture. We sometime refer to this as “satisfaction and discharge.”

Notwithstanding the satisfaction and discharge of the indenture with respect to a series of debt securities, a limited number of provisions of the indenture shall remain in effect, including provisions relating to transfers and exchanges of, and the maintenance of a registrar and paying agent for, the debt securities of such series and the replacement of stolen, lost or mutilated debt securities of such series.

Modification of the Indenture and Waiver of Covenants

We and the trustee may make certain modifications and amendments to the indenture or the debt securities of a series, without the consent of any holder of any such series of debt securities, including to add covenants and events of default, to cure any ambiguity, omission, mistake, defect, error or inconsistency in the indenture, to conform the indenture or the debt securities of such series to the description thereof contained in the applicable prospectus supplement and this prospectus, to make provisions with respect to other matters and issues arising under the indenture, to reduce the minimum denomination of any series of debt securities, to change the CUSIP or other identifying number of any series of debt securities, to make provisions necessary for the issuance of additional securities of a series upon a reopening of such series, to make any amendments relating to the transfer and legending of a series of debt securities not prohibited by the indenture and to comply with the rules and procedures of any applicable depository, provided that any such provision does not adversely affect the rights of the holders of the debt securities of such series.

Subject to the immediately preceding paragraph, the indenture will contain provisions permitting us and the trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of a series, to enter into supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture affecting the debt securities of such series or modifying the rights of the holders of outstanding debt securities of such series, except that no such supplemental indenture may, without the consent of the holder of each outstanding debt securities of such series, (a) change the stated maturity of the principal of, or any premium or installment of interest on, any debt securities of such series, (b) reduce the principal amount of, or the rate of payment of interest on, any series of debt securities or any premium payable upon redemption of any debt securities of such series or otherwise, (c) reduce the percentage in principal amount of the outstanding debt securities of such series the consent of the holders of which is required for any such supplemental indenture or for waiver of compliance with certain provisions of the indenture or certain defaults thereunder, (d) modify any provision of the indenture dealing with modification and waiver of the indenture with respect to the debt securities of such series, except to increase any applicable percentage of holders of debt securities of such series required for modification or to provide that provisions may not be modified or waived except with the consent of each holder of debt securities of such series or (e) effect certain other changes. The indenture will also permit us to omit compliance with certain covenants in the indenture with respect to debt securities of a series upon waiver by the holders of not less than a majority in principal amount of the outstanding debt securities of such series.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION

General

The debt securities may be sold:

•	to or through underwriting syndicates represented by managing underwriters;

•	to or through one or more underwriters without a syndicate;

•	directly to one or more counterparties;

•	through agents;

•	as part of a collaboration with a third party; or

•	in any combination of these methods of sale.

The prospectus supplement for each series of securities we sell will describe, to the extent required, information with respect to that offering, including:

•	the name or names of any agents, dealers or underwriters and the respective amounts underwritten;

•	the terms of the securities being offered, including the purchase price and the proceeds to us from that sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any options under which underwriters may purchase additional securities from us;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the securities may be listed; and

•	any material relationships with the underwriters.

Underwriters

If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the debt securities that we will offer. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase these debt securities will be subject to conditions and the underwriters will be obligated to purchase all of these debt securities if any are purchased.

The debt securities subject to an underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Agents and Dealers

We may also sell any of the debt securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to these agents in the applicable prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in the applicable prospectus supplement.

We may also sell debt securities to dealers acting as principals. If we sell our securities to a dealer as a principal, then the dealer may resell those debt securities to the public at varying prices to be determined by such dealer at the time of resale.

Direct Sales

We may sell any of the debt securities directly to purchasers. In this case, we will not engage underwriters, agents or dealers in the offer and sale of the applicable debt securities.

Institutional Purchasers

Further, we may authorize underwriters, agents or dealers to solicit offers by certain types of purchasers to purchase debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.

Indemnification

We may indemnify underwriters, dealers or agents who participate in the distribution of debt securities against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

No Assurance of Liquidity

The debt securities registered hereby may be a new issue of securities with no established trading market. Any underwriters that purchase such securities from us may make a market in these debt securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice to holders of such debt securities. We cannot assure you that there will be liquidity in the trading market for any such securities.

LEGAL MATTERS

The validity of the debt securities offered under this prospectus will be passed upon for us by Willkie Farr & Gallagher LLP. Certain legal matters with respect to the validity of the debt securities offered under this prospectus may be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Vertiv Holdings Co appearing in Vertiv Holdings Co’s Annual Report (Form 10-K) for the year ended December 31, 2025, and the effectiveness of Vertiv Holdings Co’s internal control over financial reporting as of December 31, 2025 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You may also access the information we file electronically with the SEC through our website at http://www.vertiv.com. We have not incorporated by reference into this prospectus the information included on, or linked from, our website, and you should not consider it to be a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

All expenses in connection with the issuance and distribution of the securities being registered will be paid by Vertiv. The following is an itemized statement of these expenses:

SEC Registration Fee	$(1)(2)
FINRA Filing Fee	$(2)
Legal Fees and Expenses	$(2)
Accounting Fees and Expenses	$(2)
Indenture Trustees’ Fees and Expenses	$(2)
Blue Sky Fees and Expenses	$(2)
Printing and Mailing Expenses	$(2)
Rating Agency Fees	$(2)
Miscellaneous	$(2)

(1)	Pursuant to Rules 456(b) and 457(r) under the Securities Act, the registration fee will be paid at the time of any particular offering of securities under this registration statement.
(2)

The amount of these fees and expenses is not currently determinable. Estimates of the fees and expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL, as amended, authorizes us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

Our Certificate of Incorporation provides that our officers and directors are indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our Certificate of Incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

Our Bylaws permit us to secure insurance on behalf of any officer, director, employee or agent of the Company for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. In addition, we have entered into indemnification agreements with each of our officers and directors, a form of which is incorporated by reference in this registration statement. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

3.1	Second Amended and Restated Certificate of Incorporation of Vertiv Holdings Co, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 7, 2020.

3.2	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of Vertiv Holdings Co, incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on August 2, 2021.

3.3	Amended and Restated Bylaws of Vertiv Holdings Co, effective November 15, 2024, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 19, 2024.

4.1	Form of Indenture (relating to debt securities registered hereby) between Vertiv Holdings Co and U.S. Bank Trust Company, National Association, as Trustee.

4.2*	Form of Debt Security.

5.1	Opinion of Willkie Farr & Gallagher LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Willkie Farr & Gallagher LLP (included in its opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (contained in the signature page to this Registration Statement).

25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of U.S. Bank Trust Company, National Association for the Form of Indenture filed as Exhibit 4.1 above.

107	Filing Fee Table.

*

To be filed, if necessary, by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.

Item 17. Undertakings.

(A)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) above do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westerville, State of Ohio, on February 19, 2026.

VERTIV HOLDINGS CO

By:	/s/ Craig Chamberlin
Craig Chamberlin
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Giordano Albertazzi and Craig Chamberlin, each acting alone, as an attorney-in-fact with the full power of substitution, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and their substitutes, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or either of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David M. Cote David M. Cote	Executive Chairman of the Board	February 19, 2026

/s/ Giordano Albertazzi Giordano Albertazzi	Chief Executive Officer and Director (Principal Executive Officer)	February 19, 2026

/s/ Craig Chamberlin Craig Chamberlin	Chief Financial Officer (Principal Financial Officer)	February 19, 2026

/s/ Eric M. Johnson Eric M. Johnson	Chief Accounting Officer (Principal Accounting Officer)	February 19, 2026

/s/ Joseph J. DeAngelo Joseph J. DeAngelo	Director	February 19, 2026

/s/ Roger Fradin Roger Fradin	Director	February 19, 2026

Signature	Title	Date

/s/ Jakki L. Haussler Jakki L. Haussler	Director	February 19, 2026

/s/ Jacob Kotzubei Jacob Kotzubei	Director	February 19, 2026

/s/ Matthew Louie Matthew Louie	Director	February 19, 2026

/s/ Edward L. Monser Edward L. Monser	Director	February 19, 2026

/s/ Steven S. Reinemund Steven S. Reinemund	Director	February 19, 2026

/s/ Joseph van Dokkum Joseph van Dokkum	Director	February 19, 2026